Exhibit 99.1

Contact:
Jody Sunna
Philip Morris International
T. +41 (0)58 242 4500
E. Jody.Sunna@pmi.com

Philip Morris International Announces Agreement to Acquire Fertin Pharma
The acquisition advances PMI’s goal to become a majority smoke-free business by 2025 and creates growth opportunities beyond nicotine
Lausanne, Switzerland—July 1, 2021—Philip Morris International Inc. (PMI) (NYSE: PM) announced today it has entered into an agreement to acquire Fertin Pharma A/S (Fertin Pharma), a leading developer and manufacturer of innovative pharmaceutical and well-being products based on oral and intra-oral delivery systems, for an enterprise value of DKK 5.1 billion (approximately USD 820 million1).

“The acquisition of Fertin Pharma will be a significant step forward on our journey toward delivering a smoke-free future—enhancing our smoke-free portfolio, notably in modern oral, and accelerating our progress in beyond nicotine,” stated Jacek Olczak, Chief Executive Officer. “Both PMI and Fertin share a commitment to science and consumer-centric innovations for better living, and I am delighted we have reached this agreement. Fertin’s diverse portfolio of technologies, evolving business mix, and world-class expertise will enrich our innovation pipeline and capabilities, providing speed and scale in oral delivery to support our 2025 goals of generating more than 50% of our net revenues from smoke-free products and at least USD 1 billion from products beyond nicotine.”

Fertin Pharma is a privately held company with more than 850 employees and operations in Denmark, Canada, and India. It is a leading contract development and manufacturing organization (CDMO), specializing in the research, development and production of gums, pouches, liquefiable tablets, and other solid oral systems for the delivery of active ingredients, including nicotine, where it is a leading producer of Nicotine Replacement Therapy (NRT) solutions. The company and its employees bring significant scientific experience and know-how to the development of innovative solutions, driving above-category growth across new and existing business areas. In 2020, Fertin Pharma generated net revenues of DKK 1.1 billion (approximately USD 160 million2). The transaction value represents a multiple of around 15 times Fertin Pharma’s 2020 EBITDA3.

Fertin Pharma is currently owned by the global investment organization EQT and Bagger-Sørensen & Co. Upon the completion of the acquisition, Fertin Pharma will become a wholly owned subsidiary of PMI. PMI will fund the transaction with existing cash and expects it to close in the fourth quarter of 2021, subject to approval by the appropriate regulatory authorities. PMI expects the impact of the acquisition on its full-year 2021 adjusted diluted EPS to be immaterial.

Peter Halling, CEO of Fertin Pharma, commented: “Fertin Pharma has been on a fantastic journey with EQT and the Bagger-Sørensen family as owners. With the new ownership in place, Fertin Pharma will be in a
1 Based on prevailing exchange rate
2 Based on average 2020 exchange rate
3 Based on Danish GAAP

great position to continue delivering on our vision and mission, including our work as a CDMO for our customers. PMI is going through an inspiring transformation as a company with an ambition to deliver a smoke-free future and building a beyond nicotine product portfolio. An ambition that perfectly matches that of Fertin Pharma, namely to enable people to live healthier lives. In PMI we have found a new owner and partner who shares our vision, who is committed to science and who will enable Fertin Pharma to further accelerate and grow as a company.”

With the acquisition of Fertin Pharma, PMI will:
•Gain substantial know-how for the development, formulation and commercialization of current and additional smoke-free platforms—including the ability to accelerate our presence in the fast-growing modern oral category, providing superior consumer experience through a broad range of smoke-free products such as nicotine pouches and lozenges.

•Leverage on Fertin’s oral delivery platforms to access a range of promising technologies—complementary to PMI’s inhalation expertise—for scientifically substantiated botanicals and other selfcare wellness products, including over-the-counter solutions and supplements that improve people’s lives in areas such as sleep, energy, calm, and focus.

•Further build our overall platform of R&D and manufacturing expertise in nicotine and beyond nicotine product areas through the addition of Fertin’s strong capabilities and skilled workforce, including 80 scientists.

•Accelerate progress on key sustainability priorities, notably in broadening the reach and access of our smoke-free alternatives to adult smokers around the world to accelerate the end of smoking and building a strong beyond nicotine business.
Earlier this year, PMI announced its goal to generate more than 50 percent of its total net revenues from smoke-free products by 2025. In addition to its continued commitment to achieve a smoke-free future, PMI aims to leverage capabilities in life sciences, product innovation, and clinical expertise to expand its portfolio beyond tobacco and nicotine, with scientifically substantiated products and solutions that improve people’s lives and generate a net positive impact on society.

Forward-Looking and Cautionary Statements
Statements in this press release that are not strictly historical, including statements regarding the proposed acquisition of Fertin Pharma, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: (1) the inability to consummate the transaction in a timely manner; (2) the failure of the transaction to close for any other reason; (3) the possibility that the integration of Fertin Pharma and operations with those of PMI may be more difficult and/or take longer than anticipated, and may not accelerate PMI’s desired entry into additional smoke-free and beyond nicotine platforms as quickly as anticipated; (4) the possibility that Fertin Pharma’s integration into PMI may be more costly than anticipated and may have unanticipated adverse results relating Fertin Pharma or PMI’s existing businesses; (5) the effect of the announcement of the transaction on PMI’s, Fertin Pharma or the combined company’s respective business relationships, operating results and business generally; (6) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; (7) negative effects of the announcement or the consummation of the transaction on the market price of PMI’s common stock; (8) the ability of PMI to retain and hire key personnel of Fertin Pharma; and (9) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in PMI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, PMI’s Form 10-Q for the quarter ended March 31, 2021, and other filings of PMI with the Securities and Exchange Commission. The forward-looking statements made herein speak only as of the date hereof and PMI does not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events and developments or otherwise, except as required by law.

Philip Morris International: Delivering a Smoke-Free Future
Philip Morris International (PMI) is leading a transformation in the tobacco industry to create a smoke-free future and ultimately replace cigarettes with smoke-free products to the benefit of adults who would otherwise continue to smoke, society, the company, its shareholders and its other stakeholders. PMI is a leading international tobacco company engaged in the manufacture and sale of cigarettes, as well as smoke-free products, associated electronic devices and accessories, and other nicotine-containing products in markets outside the U.S. In addition, PMI ships versions of its IQOS Platform 1 device and consumables to Altria Group, Inc. for sale under license in the U.S., where these products have received marketing authorizations from the U.S. Food and Drug Administration (FDA) under the premarket tobacco product application (PMTA) pathway; the FDA has also authorized the marketing of a version of IQOS and its consumables as a Modified Risk Tobacco Product (MRTP), finding that an exposure modification order for these products is appropriate to promote the public health. PMI is building a future on a new category of smoke-free products that, while not risk-free, are a much better choice than continuing to smoke. Through multidisciplinary capabilities in product development, state-of-the-art facilities and scientific substantiation, PMI aims to ensure that its smoke-free products meet adult consumer preferences and rigorous regulatory requirements. PMI's smoke-free product portfolio includes heat-not-burn and nicotine-containing vapor products. As of March 31, 2021, PMI's smoke-free products are available for sale in 66 markets in key cities or nationwide, and PMI estimates that approximately 14.0 million adults around the world have already switched to IQOS and stopped smoking. For more information, please visit www.pmi.com and www.pmiscience.com.

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